UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 22, 2004


                         ADVANCED MEDICAL OPTICS, INC.
            (Exact name of registrant as specified in its charter)


        Delaware                   01-31257               33-0986820
(State or other jurisdiction      (Commission            (IRS Employer
     of incorporation)             File Number)          Identification No.)


          1700 E. St. Andrew Place
                 Santa Ana, CA                                  92705
     (Address of principal executive offices)                 (Zip Code)


      Registrant's telephone number, including area code: (714) 247-8200


         (Former name or former address, if changed since last report)



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Item 5.  Other Events and Regulation FD Disclosure.

         On June 22, 2004, Advanced Medical Optics, Inc. consummated its previously announced private offering of $350 million aggregate principal amount of 2.50% convertible senior subordinated notes due 2024, including $50 million issued pursuant to the initial purchasers' option and issued the press release attached as Exhibit 99.1 hereto and by this reference incorporated herein. Certain agreements entered into in connection with the offering are attached as Exhibits 4.1 and 4.2 hereto and are by this reference incorporated herein.

         The offering was made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933. As previously announced, AMO intends to use up to approximately $84 million of the net proceeds of the offering to repurchase up to all of the $70 million aggregate principal amount of its outstanding 9 1/4 percent senior subordinated notes due 2010 and to make the related consent payments pursuant to a cash tender offer and consent solicitation commenced on June 9, 2004 and the remainder to fund a portion of the purchase price for AMO's pending acquisition of the ophthalmic surgical business of Pfizer Inc. and for general corporate purposes. The actual amount used in the tender offer will depend on the number of tenders received by AMO and may vary from the above amount. The acquisition of Pfizer's ophthalmic surgical business is subject to customary closing conditions. The offering is not conditioned on completion of the tender offer and consent solicitation or the acquisition.

         The notes are AMO's general unsecured obligations and rank contractually equal with AMO's other unsecured and senior subordinated obligations, including its outstanding 9 1/4 percent senior subordinated notes due 2010 and its outstanding 3 1/2 percent convertible senior subordinated notes due 2023. AMO will pay interest on the notes on January 15 and July 15 of each year, beginning January 15, 2005. In addition, beginning with the six-month interest period commencing January 15, 2010, AMO will pay contingent interest in cash during any six-month interest period in which the trading price of the notes for each of the five trading days ending on the second trading day immediately preceding the first day of the applicable six-month interest period equals or exceeds 120% of the principal amount of the notes. During any interst period when contingent interest is payable, the contingent interest payable per $1,000 principal amount of notes will equal 0.25% of the average trading price of $1,000 principal amount of notes during such five trading day period.

         Each $1,000 principal amount of the notes will be convertible at each holder's option into 19.9045 shares of AMO's common stock (which represents an initial conversion price of approximately $50.24 per share), subject to adjustment as provided in the Indenture filed as an exhibit hereto, only during specified periods under the following circumstances: (i) during any fiscal quarter commencing after September 24, 2004 if the closing sale price of AMO's common stock for at least 20 trading days in the 30 consecutive trading-day period ending on the last trading day of the preceding fiscal quarter exceeds 130% of the conversion price in effect on that 30th trading day; (ii) subject to certain exceptions, during the five business days after any five consecutive trading day period in which the trading price per $1,000 principal amount of notes for each day of such measurement period was less than 95% of the product of the closing sale price of AMO's common stock and the conversion rate then in effect; (iii) if after the earlier of (A) the date the notes are rated by both Standard & Poor's Ratings Services and Moody's Investor Services and (B) thirty business days from the date the notes are issued, during any period in which the credit rating assigned to the notes by either agency falls below a specified level, or if either of these rating agencies does not rate or no longer rates the notes, or if either of these rating agencies suspends or withdraws the rating assigned to the notes; (iv) AMO has called the notes for redemption; (v) a fundamental change has occurred; or (vi) during prescribed periods upon the occurrence of certain corporate events. Upon conversion, AMO will have the right to deliver, in lieu of shares of its common stock, cash or a combination of cash and shares of its common stock. AMO also will have the right to irrevocably elect to satisfy its conversion obligation with respect to the principal amount of the notes to be converted in cash, with any remaining amount to be satisfied in shares of its common stock.

         AMO may redeem some or all of the notes for cash on or after January 20, 2010 in accordance with the Indenture. Each holder may require AMO to repurchase all or a portion of its notes on January 15, 2010, July 15, 2014, July 15, 2019, and upon a fundamental change. If any holder requires AMO to repurchase its notes, subject to certain exceptions, AMO may choose to pay the repurchase price in cash, shares of its common stock or a combination of cash and shares of its common stock.

         AMO has agreed to use its reasonable best efforts to file with the Securities and Exchange Commission a shelf registration statement with respect to the resale of the notes and the shares of its common stock issuable upon conversion of the notes and to have the shelf registration statement declared effective within 180 days after the original issuance of the notes.


Item 7.  Financial Statements and Exhibits.

Exhibit 4.1 Indenture, dated as of June 22, 2004, between Advanced Medical Optics, Inc. and U.S. Bank National Association, as Trustee

Exhibit 4.2 Registration Rights Agreement, dated as of June 22, 2004, among Advanced Medical Optics, Inc. and Lehman Brothers Inc., Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, as Initial Purchasers

Exhibit 99.1 Press Release, dated June 22, 2004, issued by Advanced Medical Optics, Inc.


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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ADVANCED MEDICAL OPTICS, INC.
                                            (Registrant)

                                            By:  /s/ Aimee S. Weisner
                                                 -----------------------------
Date:  June 22, 2004                             Aimee S. Weisner
                                                 Corporate Vice President,
                                                 General Counsel and Secretary



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                                 EXHIBIT INDEX


  Exhibit
  Number                      Exhibit
  -------                     -------

    4.1 Indenture, dated as of June 22, 2004, between Advanced Medical Optics, Inc. and U.S. Bank National Association, as Trustee

    4.2 Registration Rights Agreement, dated as of June 22, 2004, among Advanced Medical Optics, Inc. and Lehman Brothers Inc., Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, as Initial Purchasers

    99.1 Press Release, dated June 22, 2004, issued by Advanced Medical Optics, Inc.